As filed with the Securities and Exchange Commission on June 22, 2007

Registration Nos. 033-01479; 033-01480; 033-37115;

033-17870; 033-39162; 033-38781; 333-16127; 333-20747; 333-71268; 333-139522

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendments to

FORM S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

Altria Group, Inc.

(Exact name of registrant as specified in its charter)

Virginia	13-3260245
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

120 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Kraft Foods Global, Inc. TIP Plan

Kraft Foods Global, Inc. Thrift Plan

(Full titles of the plans)

G. Penn Holsenbeck

Vice President, Associate General Counsel and Corporate Secretary

ALTRIA GROUP, INC.

120 Park Avenue

New York, New York 10017

(Name and address of agent for service)

(917) 663-4000

(Telephone number, including area code, of agent for service)

Explanatory Statement

Effective as of the close of business on March 30, 2007, Altria Group, Inc. (the “Company”) completed the separation of Kraft Foods Inc. (“Kraft”) from the Company and distributed all of Kraft shares owned by the Company to the Company’s shareholders (the “Distribution”). In connection with the Distribution, the Company is filing these Post-Effective Amendments to remove from registration all shares of common stock of the Company and all interests that remain unsold under the Kraft Foods Global, Inc. TIP Plan and the Kraft Foods Global, Inc. Thrift Plan.

This Post-Effective Amendment constitutes the following:

Post-Effective Amendment No. 4 to Registration Statement No. 033-01479, initially filed by the Registrant on Form S-8 on November 12, 1985;

Post-Effective Amendment No. 2 to Registration Statement No. 033-01480, initially filed by the Registrant on Form S-8 on November 12, 1985;

Post-Effective Amendment No. 2 to Registration Statement No. 033-37115, initially filed by the Registrant on Form S-8 on October 4, 1990;

Post-Effective Amendment No. 4 to Registration Statement No. 033-17870, initially filed by the Registrant on Form S-8 on October 13, 1987;

Post-Effective Amendment No. 2 to Registration Statement No. 033-38781, initially filed by the Registrant on Form S-8 on January 28, 1991;

Post-Effective Amendment No. 3 to Registration Statement No. 033-39162, initially filed by the Registrant on Form S-8 on March 1, 1991;

Post-Effective Amendment No. 1 to Registration Statement No. 333-16127, initially filed by the Registrant on Form S-8 on November 14, 1996;

Post-Effective Amendment No. 1 to Registration Statement No. 333-20747, initially filed by the Registrant on Form S-8 on January 30, 1997;

Post-Effective Amendment No. 1 to Registration Statement No. 333-71268, initially filed by the Registrant on Form S-8 on October 9, 2001; and

Post-Effective Amendment No. 1 to Registration Statement No. 333-139522, filed by the Registrant on Form S-8 on December 20, 2006.

EXHIBIT INDEX

Exhibit No.	Description
24	Powers of Attorney[1]

[1]

Previously filed as the same numbered Exhibit to the Registrant’s Registration Statement on Form S-8, Registration Statement No. 333-139522, filed with the Securities and Exchange Commission on December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of June, 2007.

ALTRIA GROUP, INC.

By:	/s/ LOUIS C. CAMILLERI
Louis C. Camilleri, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/S/ LOUIS C. CAMILLERI (Louis C. Camilleri)		Director, Chairman of the Board and Chief Executive Officer	June 22, 2007

/S/ DINYAR S. DEVITRE (Dinyar S. Devitre)		Senior Vice President and Chief Financial Officer	June 22, 2007

/S/ JOSEPH A. TIESI (Joseph A. Tiesi)		Vice President and Controller	June 22, 2007

Elizabeth E. Bailey, Harold Brown, Mathis Cabiallavetta, J. Dudley Fishburn, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Lucio A. Noto, John S. Reed, and Stephen M. Wolf		Directors

*By:	/s/ LOUIS C. CAMILLERI
	(Louis C. Camilleri, Pursuant to Power-of-Attorney)		June 22, 2007

Pursuant to the requirements of the Securities Act, the Kraft Foods Global, Inc. Administrative Committee, having administrative responsibility of the Kraft Foods Global, Inc. TIP Plan, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 22nd day of June, 2007.

KRAFT FOODS GLOBAL, INC. TIP PLAN

By:	/s/ JILL YOUMAN
Name:	Jill Youman
Title:	Vice President, Human Resources, Global Diversity and Benefits, Kraft Foods Global, Inc.

Pursuant to the requirements of the Securities Act, the Kraft Foods Global, Inc. Administrative Committee, having administrative responsibility of the Kraft Foods Global, Inc. Thrift Plan, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 22nd day of June, 2007.

KRAFT FOODS GLOBAL, INC. THRIFT PLAN

By:	/s/ JILL YOUMAN
Name:	Jill Youman
Title:	Vice President, Human Resources, Global Diversity and Benefits, Kraft Foods Global, Inc.

EXHIBIT INDEX

Exhibit No.	Description
24	Powers of Attorney[1]

[1]

Previously filed as the same numbered Exhibit to the Registrant’s Registration Statement on Form S-8, Registration Statement No. 333-139522, filed with the Securities and Exchange Commission on December 20, 2006.